Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.0001 per share, of Four Seasons Education (Cayman) Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 10, 2018.

Chengwei Capital HK Limited	By:	/s/ Eric Xun Li
	Name:	Eric Xun Li
	Title:	Authorized Signatory

Chengwei Evergreen Capital, L.P.	By:	/s/ Eric Xun Li
	Name:	Eric Xun Li
	Title:	Authorized Signatory

Chengwei Evergreen Management, LLC	By:	/s/ Eric Xun Li
	Name:	Eric Xun Li
	Title:	Authorized Signatory

EXL Holdings, LLC	By:	/s/ Eric Xun Li
	Name:	Eric Xun Li
	Title:	Authorized Signatory
Eric Xun Li
	By:	/s/ Eric Xun Li

[Signature Page to Joint Filing Agreement, Schedule 13G]